Exhibits

EXHIBIT 4.7

EXECUTION COPY

ASSET PURCHASE AGREEMENT

between

beTRUSTed US INC. and beTRUSTed (UK) LIMITED

and

BALTIMORE TECHNOLOGIES INC.

Dated as of July 21, 2003

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6.	Conditions to Obligation to Close.		12

	(a)	Conditions to Obligation of the Buyer	12
	(b)	Conditions to Obligation of the Seller	13

7.	Termination.		14

	(a)	Termination of Agreement	14
	(b)	Effect of Termination	15

8.	Miscellaneous.		15

	(a)	Survival of Representations, Warranties and Agreements; No Other Representations and Warranties	15
	(b)	Confidentiality	15
	(c)	Press Releases and Public Announcements	16
	(d)	No Third-Party Beneficiaries	16
	(e)	Entire Agreement	16
	(f)	Succession and Assignment	16
	(g)	Counterparts	17
	(h)	Nonforeign Affidavit	17
	(i)	Notices	17
	(j)	Governing Law; Waiver of Jury Trial	18
	(k)	Limitation on Liability	18
	(l)	Amendments and Waivers	19
	(m)	Severability	19
	(n)	Expenses	19
	(o)	Construction	19
	(p)	Incorporation of Exhibits and Schedules	19
	(q)	Bulk Transfer Laws	20

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ASSET PURCHASE AGREEMENT

Agreement entered into as of July 21, 2003, by and between beTRUSTed US INC., a Delaware corporation (“beTrusted US”), and beTRUSTed (UK) LIMITED, a United Kingdom corporation (“beTrusted UK” and together with beTrusted US, the “Buyer”), and BALTIMORE TECHNOLOGIES INC., a Massachusetts corporation (the “Seller”). The Buyer and the Seller are referred to collectively herein as the “Parties.”

WHEREAS, the Buyer desires to purchase the Acquired Assets (as defined below) and to assume the Assumed Liabilities (as defined below) from the Seller, and the Seller desires to sell the Acquired Assets and transfer the Assumed Liabilities to the Buyer, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Definitions.

“Acquired Assets” has the meaning set forth in Section 2(a).

“Acquired Business” means hosting business (and related support) of the Seller as conducted on the date hereof.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

“Assumed Liabilities” has the meaning set forth in Section 2(c).

“Books and Records” means (i) all records and lists of the Seller, including lists of customers, suppliers or personnel, (ii) all product, business and marketing plans of the Seller, and (iii) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by the Seller, in each case relating directly to the Acquired Business, but excluding the Seller’s minute books, stock books or other corporate records.

“Business Employees” has the meaning set forth in Section 5(f).

“Cash” means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP.

“Closing” has the meaning set forth in Section 2(f).

“Closing Date” has the meaning set forth in Section 2(f).

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information concerning the businesses and affairs of the Acquired Business, the Acquired Assets, the Assumed Liabilities, the Seller and its Subsidiaries that is not already generally available to the public (including, the terms or existence of this Agreement).

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“Contract” means all contracts, leases, licenses, commitments, understandings and agreements, whether oral or written or express or implied, relating directly to the Acquired Business to which the Seller is a party or is bound.

“Customer Contracts” means the written Contracts between the Seller and its customers which relate to the Acquired Business and are being assigned to and assumed by the Buyer and are identified on Schedule 3(i) of the Seller Disclosure Schedule.

“Excluded Assets” has the meaning set forth in Section 2(b).

“Excluded Liabilities” has the meaning set forth in Section 2(d).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Included Equipment” means all of the machinery, equipment and other tangible personal property owned, leased or licensed by the Seller which is used or held for use in the operation of the Acquired Business and is to be acquired by or assigned to the Buyer and which is identified on Schedule 1 of the Seller Disclosure Schedule.

“Included Licenses and Maintenance Agreements” means all of the licenses and maintenance agreements used or held for use by the Seller in the operation of the Acquired Business which are to be assigned to Buyer and which are identified on Schedule 3(j) of the Seller Disclosure Schedule.

“Income Tax” means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

“Knowledge” means the actual knowledge of an officer of the applicable Person without independent investigation.

“License Agreement” has the meaning set forth in Section 6(a)(vii)

“Material Adverse Effect” means a material adverse effect on the financial condition of the Acquired Business taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

“Permits” means all licenses, permits, approvals, authorizations or consents of any governmental authority, whether foreign, federal, state or local, relating directly to the Acquired Business as currently conducted.

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“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Proprietary Rights” means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, trade rights, logos, trade names and corporate names, together with all translations, adaptions, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all other proprietary rights, (viii) all copies and tangible embodiments thereof (in whatever form or medium) and (ix) all rights to use any copyrights, trademarks or service marks, trade names, trade rights, patents or other proprietary rights, in each case relating directly to the operation of the Acquired Business.

“Purchase Price” has the meaning set forth in Section 2(e)(i).

“Purchase Price Allocation Schedule” has the meaning set forth in Section 2(e)(ii).

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

“Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or individuals performing similar functions.

“Taxes” means any federal, state, local, foreign or other taxes, levies, imposts, fees, assessments or other governmental charges, including, without limitation, income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, mining, transfer, sales, use, ad valorem, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp, withholding taxes, and similar governmental charges of any kind whatsoever, including interest, penalties, additions to tax or additional amounts with respect to such items, whether disputed or not.

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“Transition Services Agreement” has the meaning set forth in Section 6(a)(vii)

2.	Purchase and Sale of Assets; Assumption of Liabilities.

(a)	Purchase and Sale of Assets. Upon the terms and subject to the conditions contained herein, and to the extent transfer is permitted by law, at the Closing, the Seller will sell, convey, transfer, assign and deliver to the Buyer, and the Buyer will purchase from the Seller, the assets specifically identified below that are used or held for use in the operation of the Acquired Business (collectively, the “Acquired Assets”), including all of the Seller’s right, title and interest in the following:

(i)	Included Equipment;

(ii)	Customer Contracts;

(iii)	Included Licenses and Maintenance Agreements;

(iv)	Books and Records;

(v)	Proprietary Rights;

(vi)	Permits;

(vii)	accounts and notes receivable (whether current or noncurrent), refunds, deposits, prepayments or prepaid expenses to the extent they relate to the operation of the Acquired Business following the Closing Date;

(viii)	rights under or pursuant to all warranties, representations and guarantees made by contractors or suppliers in connection with the Acquired Assets or services furnished to the Seller relating to the Acquired Business, to the extent such warranties, representations and guarantees are assignable; and

(ix)	claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind relating to the Acquired Assets or the Assumed Liabilities, against any Person.

Notwithstanding anything to the contrary contained in this Agreement, the Seller may retain copies of any Contracts, Books and Records or any other document or materials to the extent that the Seller and/or any Affiliates of the Seller (i) are required to retain them by law, (ii) may need such copies for Tax purposes, or in connection with claims related to Excluded Liabilities or Excluded Assets, or (iii) may need such copies to carry out the terms or purposes of this Agreement.

(b)	Excluded Assets. Notwithstanding any provision in this Agreement, the Buyer is purchasing only the Acquired Assets and the Buyer expressly understands and agrees that all other assets and properties of the Seller shall be excluded from the Acquired Assets (such excluded assets, the “Excluded Assets”), and, notwithstanding anything to the contrary in this Agreement, none of the following shall be Acquired Assets for the purposes of this Agreement:

(i)	Cash and cash equivalents of the Seller;

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(ii)	accounts and notes receivable (whether current or noncurrent), refunds, deposits, prepayments or prepaid expenses to the extent they relate to the operation of the Acquired Business on or prior to the Closing Date;

(iii)	rights of the Seller arising under this Agreement or the transactions contemplated hereby;

(iv)	claims for and right to receive Tax refunds relating to the operation of the Acquired Business on or prior to the Closing Date, all of the Seller’s Tax returns relating to the operation of the Acquired Business on or prior to the Closing Date and any notes, worksheets, files and documents relating thereto;

(v)	minute books, stock books and other corporate records of the Seller; and

(vi)	claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind relating to the Excluded Assets or the Excluded Liabilities, against any Person.

(c)	Assumption of Liabilities. Upon the terms and subject to the conditions contained herein, at the Closing, the Buyer shall assume and become responsible for the following and only the following liabilities and obligations of the Seller relating to the Acquired Business (the “Assumed Liabilities”):

(i)	accounts payable, accrued expenses and other current liabilities relating to the operation of the Acquired Business following the Closing Date;

(ii)	liabilities and obligations under the Customer Contracts and Included Licenses and Maintenance Agreements to the extent arising or relating to performance following the Closing Date;

(iii)	liabilities and obligations arising out of the Buyer’s employment of the Business Employees following the Closing Date; and

(iv)	liabilities and obligations relating to, or arising from, the Buyer’s conduct of the Acquired Business or the Buyer’s use of the Acquired Assets following the Closing Date.

(d)	Excluded Liabilities. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities, the Buyer shall not assume or be responsible for, and the Seller shall retain and shall timely discharge, perform and be fully responsible for, all of the liabilities and obligations, fixed or contingent, known or unknown, matured or unmatured, whether arising out of occurrences prior to, at or after the date hereof relating to the Acquired Business (the “Excluded Liabilities”), which Excluded Liabilities include:

(i)	liabilities and obligations for fees and expenses incurred by or on behalf of the Seller in connection with the transactions contemplated by this Agreement;

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(ii)	liabilities arising out of or relating to the Excluded Assets;

(iii)	accounts payable, accrued expenses and other current liabilities relating to the operation of the Acquired Business on or prior to the Closing Date; and

(iv)	liabilities and obligations relating to former employees (other than the Business Employees) of the Acquired Business no longer employed by the Acquired Business on the Closing Date, except to the extent that the Buyer has specifically assumes or agrees to assume responsibility for such obligations in this Agreement or as the Buyer may otherwise agree.

(e)	Purchase Price.

(i)	The aggregate purchase price for the sale, conveyance, transfer, assignment and delivery of the Acquired Assets shall be equal to US$1.75 million (the “Purchase Price”). At the Closing, upon the terms and subject to the conditions set forth herein, Buyer shall pay the Purchase Price by wire transfer of immediately available funds to an account designated by the Seller.

(ii)	No later than the 15th day of the month following the month in which the Closing occurs, the Seller will deliver to the Buyer a schedule (in the form of the “deferred hosting schedule” previously presented) that sets forth (a) the aggregate amount of deferred revenue accrued on the Seller’s books and records as of the Closing Date arising from cash received by the Seller prior to the Closing Date pursuant to the Customer Contracts (the “Deferred Revenue Amount”) and (b) the aggregate amount of prepaid expenses on the Seller’s books and records as of the Closing Date arising from cash paid by the Seller prior to the Closing Date pursuant to the Included Licenses and Maintenance Agreements (the “Accrued Expense Amount”), in each case calculated in accordance with the Seller’s prior practices, except that in the event the Seller receives certificate revenue from any single customer other than AMEX of MasterCard in an amount in excess of $10,000, such revenue shall not be accounted for on the cash basis but shall be accrued and a portion thereof determined by the Parties shall be treated as deferred revenue. If the Deferred Revenue Amount exceeds the Accrued Expense Amount, the Seller shall deliver a check to the Buyer in the amount of such excess together with the schedule. If the Accrued Expense Amount exceeds the Deferred Revenue Amount, the Buyer shall deliver a check to the Seller in the amount of such excess within five business days of receipt of such schedule. Notwithstanding the foregoing, no amount shall be due or payable pursuant to this section (e)(ii) if the difference between the Deferred Revenue Amount and Accrued Expense amount does not exceed $10,000. To the extent the parties are able to make the adjustments referred to in this paragraph at the Closing, they will do so.

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(iii)	Seller and Buyer agree that as soon as reasonably practical after the date of this Agreement, and prior to the filing of any Tax return which includes information related to the transactions contemplated by this Agreement, the Purchase Price and the Assumed Liabilities shall be allocated among the Acquired Assets pursuant to a schedule (the “Purchase Price Allocation Schedule”) proposed by the Buyer and reasonably acceptable to the Seller, which shall be prepared in a manner required by Section 1060 of the Code and other applicable law and delivered by the Buyer to the Seller within 60 days after the date of this Agreement. In connection with the Purchase Price Allocation Schedule, the Seller and the Buyer shall discuss the allocation of the Purchase Price and attempt in good faith to reach agreement with respect thereto. The Seller and the Buyer shall prepare mutually acceptable and substantially identical initial and supplemental IRS Forms 8594, “Asset Acquisition Statements Under Section 1060,” consistent with the Purchase Price Allocation Schedule. Each of the Seller and the Buyer shall report, for Tax purposes, the transactions contemplated by this Agreement in a manner consistent with the Purchase Price Allocation Schedule and such IRS Forms 8594.

(f)	The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 275 Grove Street, Newton, Massachusetts, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the “Closing Date”).

(g)	Deliveries at the Closing. At the Closing: (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer such instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request to effect the transactions contemplated by this agreement; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller such instruments of assumption as the Seller and its counsel reasonably may request to effect the transactions contemplated by this Agreement; and (v) the Buyer will deliver to the Seller the consideration specified in Section 2(e)(i) above by wire transfer of immediately available funds.

(h)	Closing Costs, Transfer Taxes and Fees. The Buyer shall be liable and responsible for the timely payment of all sales, use, excise, value-added, goods and services, transfer, real estate transfer, stamp, recording, documentary, registration, conveyancing or similar Taxes, duties or expenses imposed on, or arising as a result of, the contemplated sale and transfer of the Acquired Assets and the timely filing of all related Tax returns. The Seller shall cooperate with the Buyer in preparing any Tax returns relating to such Taxes, duties or expenses. The Buyer and the Seller shall provide each other with applicable resale and exemption certifications.

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3.	Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement, except as set forth in the Seller Disclosure Schedule. Section references in the Seller Disclosure Schedule are for the Parties’ convenience only, and any item disclosed in any section of the Seller Disclosure Schedule shall be deemed to be an exception to each representation and warranty set forth in any subsection of this Section 3.

(a)	Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts.

(b)	Authorization of Transaction. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms and conditions. Each of Bijan Khezry, Denis Kelly and Simon Enoch has the authority to execute and deliver all documents referred to in this Agreement on behalf of the Seller.

(c)	Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

(d)	Brokers’ Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or any of its Affiliates could become liable or obligated.

(e)	Title to Tangible Assets. The Seller has good title to, or a valid leasehold interest in, the material tangible assets that are Acquired Assets used regularly in the conduct of the Acquired Business.

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(f)	Legal Compliance. To the Knowledge of the Seller, the Seller has complied with all laws applicable to the Acquired Business (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect.

(g)	Tax Matters.

(i)	The Acquired Assets will not be, as of the Closing Date, subject to any Lien arising as a result of any Taxes due for any period on or prior to the Closing Date.

(ii)	The Seller has filed or will cause to be filed, within the times and in the manner prescribed by law, all of the federal, state, local tax returns, information returns and tax reports (including any related or supporting information) which are required to be filed by the Seller in connection with the Acquired Business. Such tax returns are true, complete and all amounts shown accurate in all material respects. All Taxes due and payable for which the Seller is liable have been paid in full by the due date thereof. No deficiencies for Taxes have been claimed, proposed or assessed by any taxing authority against the Seller and there are not pending audits, examinations or other proceedings in respect of Taxes. No extension or waiver of a statute of limitations relating to Taxes is in effect with respect to the Seller.

(iii)	None of the Acquired Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the Acquired Assets is property required to be treated as being owned by any other person pursuant to the “safe harbor lease” provisions of former Section 168(f)(8) of the Code. None of the Purchased Assets is “Tax exempt use property” within the meaning of Section 168(h) of the Code.

(iv)	Notwithstanding the foregoing, the representations and warranties set forth in this Section 3(g) shall not be applicable to the extent that the Acquired Assets cannot be made subject to Tax liens and the Buyer cannot be held liable for Taxes relating to matters constituting any breach of such representations and warranties.

(h)	Certain Financial Information Section 3(h) of the Seller Disclosure Schedule contains statements of revenues received and expenses incurred by the Seller in connection with its conduct of the Acquired Business during calendar year 2002 and for the period from January 1, 2003 through June 30, 2003 (the “Statements of Revenue”). The Statements of Revenue fairly present in all material respects the revenue generated by the Acquired Business as described therein for the periods indicated therein, have been prepared in material conformity with U.S. GAAP, and do not contain any material items of special or nonrecurring income except as expressly specified therein.

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(i)	Customer Contracts. Section 3(i) of the Seller Disclosure Schedule lists all written Customer Contracts that constitute Acquired Assets. The Seller has delivered to the Buyer a correct and complete copy of each Customer Contract listed in Section 3(i) of the Seller Disclosure Schedule. To its Knowledge and assuming the truth and accuracy of statements made to it in connection with each document delivered to it in connection with the transfer of a Customer Contract to the Seller, the Seller further represents and warrants that it has full power and authority to assign the Customer Contracts to the Buyer, and with respect to those Customer Contracts where the Seller was not one of the original parties, all such Customer Contracts have been properly assigned to the Seller.

(j)	Intentionally Omitted

(k)	Litigation. Section 3(k) of the Disclosure Schedule sets forth each instance as of the date of this Agreement in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge related to the Acquired Business or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction related to the Acquired Business, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect.

(l)	Disclaimer of other Representations and Warranties. Except as expressly set forth in this Section 3, neither the Seller nor any of its Affiliates makes any representation or warranty, express or implied, at law or in equity, in respect of any of its assets (including the Acquired Assets), liabilities (including the Assumed Liabilities) or operations, including with respect to the Acquired Business, and any such other representations or warranties are hereby expressly disclaimed. The Buyer hereby acknowledges and agrees that (i) except to the extent specifically set forth in this Section 3, the Buyer is purchasing the Acquired Assets and assuming the Assumed Liabilities on an “as-is, where-is” basis, (ii) it is not entitled to rely on the accuracy or completeness of any information not expressly set forth in this Section 3, and (iii) it has relied and will rely solely on the representations and warranties expressly made in this Section 3.

4.	Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement.

(a)	Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b)	Authorization of Transaction. The Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms and conditions. Each of John Garvey and Chris Ellis has the authority to execute and deliver all documents referred to in this Agreement on behalf of the Buyer.

(c)	Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the

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assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

(d)	Brokers’ Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller or any of its Affiliates could become liable or obligated.

(e)	Investigation. The Buyer has received and reviewed information about the Seller, the Acquired Business, the Acquired Assets and the Assumed Liabilities, and has had an opportunity to discuss the Acquired Business, the Acquired Assets and the Assumed Liabilities with the management of the Seller. The Buyer understands and acknowledges that (a) any financial information that may have been provided on behalf of the Seller may not have been prepared in accordance with GAAP, unless specifically represented to have been so prepared and (b) such discussions, as well as any written information issued by the Seller (i) were intended to describe certain aspects of the business and prospects of the Acquired Business which the management of the Seller believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results that may have been projected in any of such forward-looking statements. The Buyer confirms that it has performed a comprehensive investigation of the Acquired Business to its full and complete satisfaction.

5.	Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a)	General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

(b)	Notices and Consents. The Seller will give any notices to third parties, and the Seller will use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

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Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable best efforts to obtain a waiver from the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

(c)	Operation of Business. The Seller will not cause the Acquired Business to engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. The Seller will not amend or modify any Customer Contract or any Included License and Maintenance Agreement that constitutes an Acquired Asset without the Buyer’s consent, which shall not be unreasonably withheld or delayed.

(d)	Full Access. The Seller will permit representatives of the Buyer to have full access during normal business hours and after reasonable notice, and in a manner so as not to interfere with the normal business operations of the Seller and its Affiliates, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining directly to the Acquired Business.

(e)	Notice of Developments. Either Party may elect at any time to notify the other Party of any development causing a breach of any of its representations and warranties in Section 3 or Section 4 above, as applicable. Unless the Party receiving such notice has the right to terminate this Agreement pursuant to Section 7(a)(ii) below by reason of the development and exercises that right within the period of three business days referred to in Section 7(a)(ii) below, the written notice pursuant to this Section 5(e) will be deemed to have amended the Seller Disclosure Schedule, to have qualified the representations and warranties contained in Section 3 or Section 4 above, as applicable, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

(f)	Retention of Employees. The Buyer shall offer employment, commencing on the Closing Date, to no less than ten of the employees of the Seller who are actively employed in the Acquired Business and identified in Section 5(f) of the Seller Disclosure Schedule (collectively, the “Business Employees”), which offers shall be on terms and conditions no less favorable to each Business Employee than the terms of such employee’s employment with the Seller on the date of this Agreement. The Seller shall cooperate with and use its reasonable best efforts to assist the Buyer in its efforts to secure satisfactory employment arrangements with those Business Employees to whom the Buyer makes offers of employment..

6.	Conditions to Obligation to Close.

(a)	Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)	the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

Exhibits

Execution Copy

(ii)	the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii)	there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv)	the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) is satisfied in all respects;

(v)	the Seller shall have delivered to the Buyer the consent required under the Customer Contracts listed on Exhibit A hereto;

(vi)	all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer; and

(vii)	the execution by the Seller of a license agreement in substantially the form attached hereto as Exhibit B (the “License Agreement”), a transition services agreement in substantially the form attached hereto as Exhibit C (the “Transition Services Agreement”), and a support agreement in substantially to form attached hereto as Exhibit D (the “Support Agreement”), and the execution by Seller’s affiliate, Baltimore Technologies Ltd., of an ORC agreement in substantially the form annexed as Exhibit E (“ORC Agreement”).

The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing. The Seller covenants and agrees to execute, or use its reasonable best efforts to cause Baltimore Technologies Ltd. to execute, as applicable, and deliver the License Agreement, the Transition Services Agreement, the Support Agreement and the ORC Agreement upon satisfaction or waiver of each condition set forth in Sections 6(b)(i)-(vi).

(b)	Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)	the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(ii)	the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii)	there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

Exhibits

Execution Copy

(iv)	the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

(v)	the Seller shall have delivered to the Buyer the consent required under the Customer Contracts listed on Exhibit A hereto;

(vi)	all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Seller; and

(vii)	the execution by the Buyer of the License Agreement, the Transition Services Agreement, the Support Agreement and the ORC Agreement.

The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing. The Buyer covenants and agrees to execute and deliver the License Agreement, the Transition Services Agreement, the Support Agreement and the ORC Agreement upon satisfaction or waiver of each condition set forth in Sections 6(a)(i)-(vi).

7.	Termination.

(a)	Termination of Agreement. The Parties may terminate this Agreement as provided below:

(i)	the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)	either Party may terminate this Agreement by giving written notice to the other Party at any time prior to the Closing in the event (A) the other Party has within the then previous three business days delivered a notice pursuant to Section 5(e) above and (B) the development that is the subject of the notice makes the representations and warranties set forth in Section 3 or Section 4 above, as applicable, not true and correct in all material respects;

(iii)	the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement (other than a representation or warranty expressly mentioned in the notice described in Section 5(e)) in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before midnight on September 30, 2003, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement or from any action taken by the Buyer, on the Buyer’s behalf, or at the Buyer’s request); and

Exhibits

Execution Copy

(iv)	the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement (other than a representation or warranty expressly mentioned in the notice described in Section 5(e)) in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before midnight on September 30, 2003, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement or from any action taken by the Seller, on the Seller’s behalf, or at the Seller’s request).

(b)	Effect of Termination. If either Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of either Party then in breach); provided, however, that the provisions contained in Section 8 shall survive termination.

8.	Miscellaneous.

(a)	Survival of Representations, Warranties and Agreements; No Other Representations and Warranties. The representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Closing for a period of one year, except for those covenants and agreements contained in this Article 2 and Article 8 which shall survive indefinitely; provided that neither the Seller nor any of its affiliates shall not have any liability in connection with this Agreement or any transaction contemplated thereby with respect to any matter of which the Buyer or its affiliates had knowledge at or prior to the Closing. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, no Party makes any other representations or warranties, and each hereby disclaims and agreed not to rely upon any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party’s representatives of any documentation or other information with respect to any one or more of the foregoing.

(b)	Confidentiality

(i)	The Buyer acknowledges that (a) is in possession of Confidential Information and (b) pursuant to the actions contemplated by Section 5(d) will have access to Confidential Information. For a period of three years following the Closing or the termination of this Agreement, the Buyer and its Affiliates shall treat such information as confidential, not disclose to any other Person any such information, preserve the confidentiality of such information, not duplicate such information and instruct its employees who have had access to such information

Exhibits

Execution Copy

to keep confidential unless such information (i) is now or is hereafter disclosed, through no act or omission of the Buyer or its Affiliates, in a manner making it available to the general public or (ii) is required by law to be disclosed.

(ii)	Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by this Agreement (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated by this Agreement, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.

(c)	Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party, which shall not be unreasonably withheld; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use commercially reasonable efforts to advise the other Party prior to making the disclosure).

(d)	No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(e)	Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, with respect to the subject matter hereof, and neither Party shall be liable or bound to the other Party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

(f)	Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

Exhibits

Execution Copy

(g)	Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Each Party may rely on a facsimile signature on this Agreement, and each Party shall, if the other Party so requests, provide an originally signed copy of this Agreement to the other party.

(h)	Nonforeign Affidavit. The Seller shall furnish to the Buyer an affidavit, stating, under penalty of perjury, that the indicated number is the transferor’s United States taxpayer identification number and that the transferor is not a foreign person, pursuant to Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended.

(i)	Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given one business day after it is sent by overnight delivery with a nationally recognized courier service (such as Federal Express or United Parcel Service) and addressed to the intended recipient as set forth below:

If to the Seller:	with a copy to:

Baltimore Technologies Inc. Innovation House Hemel Hempstead Hartfordshire HP27DN England Attn: Corporate Secretary Tel: +44-367-7000 Fax: +44-367-7156	Latham & Watkins 275 Grove Street, Suite 2-400 Newton, Massachusetts 02466 Attn: Ian Blumenstein Tel: 617-663-4842 Fax: 617-663-5319

Exhibits

Execution Copy

If to the Buyer:

c/o beTrusted US INC. 11000 Broken Land Pkwy Suite 900 Columbia, MDE 21044 Attn: Chief Financial Officer Tel: 443-367-7000 Fax: 410-730-7156	Gilbride, Tusa, Last & Spellane, Esq. 31 Brookside Drive Greenwich, CT 06830 Attn: Lincoln W. Briggs Tel: 203-622-9360 Fax: 203-622-9392

Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(j)	Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts. Any action of any type or nature whatsoever with respect to this Agreement, whether arising in contract, tort or otherwise, shall be brought in the Norfolk Superior Court or U.S. District Court for the District of Massachusetts, and each Party accepts for itself and its assets and properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts.

Each Party waives, to the fullest extent permitted by applicable law, any objection (including any objection to the laying of venue or based on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any such action in any such jurisdiction. Each party waives any right to trial by jury with regard to any action of any type or nature whatsoever under or concerning this Agreement or in any way related to this Agreement or the administration or enforcement thereof.

(k)	Limitation on Liability. Neither Party shall have any liability under or in connection with this Agreement for special, exemplary, punitive, incidental, indirect or consequential damages of any sort in any action of any type or nature whatsoever in connection with this Agreement or in any way related to this Agreement or the administration or enforcement thereof. Except to the extent prohibited by law, each Party waives any right they may have to claim or recover in any such action any special, exemplary, punitive, incidental, indirect or consequential damages of any sort other than actual damages. In no event shall either Party shall have any liability under or in connection with this Agreement or any transaction contemplated thereby that exceeds 10% of the Purchase Price actually paid. Further, each party

Exhibits

Execution Copy

hereto agrees not to make any claim or demand or seek any relief in connection with this Agreement or any transaction contemplated hereby, unless such claim, demand or relief seeks damages in excess of $50,000.

(l)	Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(m)	Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(n)	Expenses. Each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, in any action of any type or nature whatsoever with respect to this Agreement or any transaction contemplated hereby, whether arising in contract, tort or otherwise, the party to this Agreement that does not prevail in such action shall pay all fees and expenses (including reasonable legal fees) incurred by each other party to this Agreement (and any affiliate of such other party) that was involved in such action.

(o)	Construction. The Parties acknowledge that each is sophisticated in transactions of this type, represented by counsel, and each has participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement. In this Agreement, references to any section, exhibit or schedule are to sections, exhibits or schedules hereto unless otherwise indicated; references to any federal, state, local, or foreign statute or law are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to and shall be deemed also to refer to all rules and regulations promulgated thereunder; references to “writing” include printing, typing, lithography, e-mail and other means of reproducing words in a visible form; the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; and the term “or” is not exclusive. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any “material adverse effect” shall be determined with reference to the condition of the Acquired Business on the date hereof and is intended by the Parties to address events that would substantially threaten the overall long-term earnings potential of the Acquired Business.

(p)	Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

Exhibits

Execution Copy

(q)	Bulk Transfer Laws. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

[Signature Page Follows]

Exhibits

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BALTIMORE TECHNOLOGIES INC.

By
Name
Title

beTRUSTed US INC.

By
Name
Title

beTRUSTed (UK) LIMITED

By
Name
Title

Exhibits

Execution Copy

Exhibit A

Customer Contracts that require consent to be delivered as a closing condition:

AMEX – Amended and Restated Master Agreement for Electronic Commerce dated September 23, 1999 as modified by Amendment No. 2 dated June 10, 2002 and Amendment No. 3 dated December 17, 2002.

Mastercard International – Agreement dated February 10, 1997, as amended and supplemented, and all related agreements

State Street – Agreement dated July 31, 2001.

Trigon BC/BS (Anthem) – Agreement dated June 28, 1999 and Master Professional Services Agreement dated June 13, 2003.

Verizon (Bell Atlantic) – Agreement dated August, 1999.

Ruesch International – Agreement dated February 5, 1999.

Merrill Lynch – Agreement dated September 3, 1999.

Nokia – Root Key and Hosting Services Agreement dated November 1, 2000

Exhibits

Execution Copy

Exhibit B

Agreed Form of License Agreement

Exhibits

Execution Copy

Exhibit C

Agreed Form of Transition Services Agreement

Exhibits

Execution Copy

Exhibit D

Agreed Form of Support Agreement

Exhibits

Execution Copy

Exhibit E

Agreed Form of ORC Agreement

Exhibits

Execution Copy

Seller Disclosure Schedule

Baltimore Technologies Inc. is delivering the attached Seller Disclosure Schedule in connection with the Asset Purchase Agreement, dated as of July 21, 2003 (the “Agreement”), by and between beTRUSTed US INC., a Delaware corporation (“beTrusted US”), and beTRUSTed (UK) LIMITED, a United Kingdom corporation (“beTrusted UK” and together with beTrusted US, the “Buyer”), and BALTIMORE TECHNOLOGIES INC., a Massachusetts corporation (the “Seller”). The Buyer and the Seller are referred to collectively herein as the “Parties.” Capitalized terms used but not defined herein have the meanings given in the Agreement.

The Seller Disclosure Schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision of the Agreement or as an exception to one or more of Seller’s representations and warranties contained in the Agreement; provided, however, that certain information set forth in the Seller Disclosure Schedule has been included and disclosed solely for informational purposes and may not be required to be disclosed pursuant to the terms and conditions of the Agreement. The disclosure of any information in any part of the Seller Disclosure Schedule shall not be deemed to constitute an acknowledgment or agreement that the information is required to be disclosed in connection with the representations and warranties made in the Agreement or that the information is material, nor shall any information so included and disclosed be deemed to establish a standard of materiality or otherwise be used to determine whether any other information is material or should have been disclosed.

This Seller Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Agreement, and is not intended to constitute, and shall not be construed as constituting, representations or warranties of the Seller, except as and to the extent provided in the Agreement. Inclusion of information herein shall not be construed as an admission that such information is material to the Seller.

Matters reflected in this Seller Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in the Seller Disclosure Schedule. Such additional matters are set forth for information purposes and do not necessarily include other matters of a similar nature.

Headings have been inserted on the sections of this Seller Disclosure Schedule are for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the Sections as set forth in the Agreement.

The information contained herein is in all events subject to the confidentiality provisions contained in the Agreement.

Exhibits

Execution Copy

Schedule 1

Included Equipment

Location /Assign to	Dept	Vendor	Category	Model	Description

Dublin	Hosting	Sun	Server	E250	050m2383 MC DR System - Web
Dublin	Hosting	Sun	Server	Ultra2	904f2cd4 MC DR System - CA
Dublin	Hosting	Sun	Server	Ultra2	905f2ba4 MC DR system Securid
Dublin	Hosting	Sun	Server	Ultra10	fw84250267 MC DR system Offline
Dublin	Hosting	Sun	Tape	Tape	626q5701 MC DR system
Dublin	Hosting	Sun	disk	disk	918c2922 MC DR system
Dublin	Hosting	Baltimore	keyper	sureware	J2490 SSC DR system
Dublin	Hosting	Compaq	Server	DL380	D023KKN1K960 SSC DR system
Dublin	Hosting	Compaq	Server	DL380	8111FK411418 SSC DR system (MBB)
N. Moscone	Hosting	Toshiba	laptop	8100	Insight 7945925
A. Rajan	Hosting	Toshiba	laptop	8100	Insight 7945925
R. Hall	Hosting	Toshiba	laptop	8100	insight 7945150
V. Raygorodsky	Hosting	Toshiba	laptop	8100	insight 7945150
V. Raygorodsky	Hosting	Toshiba	laptop	7200	insight 7991110
N. Moscone	Hosting	Toshiba	laptop	8100	insight 7945150
J. DeSousa	Hosting	Toshiba	laptop	8100	insight 7945150
E. Richters	Hosting	Toshiba	laptop	8100	insight 7945150
G. Rioux	Hosting	Toshiba	laptop	8100	insight 7945924
T. Dowling	Hosting	Toshiba	laptop	7200	insight 7991110
M. Rioux	Hosting	Toshiba	laptop	7200	insight 7991110
Hosting	Hosting	Toshiba	laptop	8100	insight 7945924
Hosting	Hosting	Toshiba	laptop	8100	insight 7945924
N. Moscone	Hosting	Toshiba	laptop	8200	Invoice 08301960
Hosting	Hosting	Cisco	network	PIX	Di Data SVC 00065310
Hosting	Hosting	Cisco	network	PIX	Di Data SVC 00065310
Hosting	Hosting	Cisco	network	Ldir	nexl 9324
Hosting	Hosting	Cisco	network	Ldir	nexl 9324
Hosting	Hosting	Sun	server	Ultra2	nexl 9324
Hosting	Hosting	Sun	server	Ultra2	nexl 9324
Hosting	Hosting	Cisco	network	3524	Dimension Data 0035911
Hosting	Hosting	Cisco	network	3524	Dimension Data 0035911
Hosting	Hosting	Cisco	network	3524	Dimension Data 0035911
Hosting	Hosting	Cisco	network	3524	Dimension Data 0035911
Hosting	Hosting	Cisco	network	3524	Dimension Data 0035911
Hosting	Hosting	Cisco	network	3548	Dimension Data 0035911
Hosting	Hosting	Cisco	network	3548	Dimension Data 0035911
Hosting	Hosting	Cisco	network	3548	Dimension Data 0035911
Hosting	Hosting	Cisco	network	3548	Dimension Data 0035911
Hosting	Hosting	Cisco	network	3600	Dimension Data 0035911
Hosting	Hosting	Cisco	network	3600rps	Dimension Data 0035911
Hosting	Hosting	Cisco	network	3600	Dimension Data 0035911
Hosting	Hosting	Cisco	network	3600rps	Dimension Data 0035911
Hosting	Hosting	Cisco	network	3524	Dimension Data 0035911

Exhibits

Execution Copy

Hosting	Hosting	Ncipher	crypto	Ncipher	Ncipher Inv 909
Cigna	Hosting	Ncipher	crypto	Ncipher	Ncipher Inv 909
Cigna	Hosting	Ncipher	crypto	Ncipher	Ncipher Inv 909
Hosting	Hosting	Sun	server	E250	Anysystems Inv ES03300-1
Hosting	Hosting	Sun	disk	A1000	Rave Computer
Hosting	Hosting	Sun	server	E220	NIS Inv 101371A
Hosting	Hosting	Sun	monitor	Monitor	NIS Inv 101371A
Hosting	Hosting	Sun	disk	A1000	NIS Inv 101371A
Hosting	Hosting	Sun	server	E250	GTE3
Hosting	Hosting	Sun	disk	A1000	GTE3
Hosting	Hosting	Ncipher	crypto	Nshield	Cigna
Hosting	Hosting	Compaq	Server	DL380	d023dnk1q921
Hosting	Hosting	Compaq	Server	DL380	d018dnk1k177
Hosting	Hosting	Compaq	Server	DL380	d023dnk1r258 (vz-as1)
Hosting	Hosting	Compaq	Server	DL380	d023dkn1r245
Hosting	Hosting	Compaq	Server	DL380	d018dnk1k115
Hosting	Hosting	Compaq	Server	DL380	d018dkn1k176
Hosting	Hosting	Compaq	Server	DL380	d023dnk1r260
Hosting	Hosting	Compaq	Server	DL380	d023dkn1r257
Hosting	Hosting	Compaq	memory	1Gb Mem	Nexl Inv 9153
Hosting	Hosting	Compaq	memory	1Gb Mem	Nexl Inv 9153
Hosting	Hosting	Compaq	memory	1Gb Mem	Nexl Inv 9153
Hosting	Hosting	Compaq	memory	1Gb Mem	Nexl Inv 9153
Hosting	Hosting	Compaq	memory	1Gb Mem	Nexl Inv 9153
Hosting	Hosting	Compaq	memory	1Gb Mem	Nexl Inv 9153
Hosting	Hosting	Compaq	memory	1Gb Mem	Nexl Inv 9153
Hosting	Hosting	Compaq	memory	1Gb Mem	Nexl Inv 9153
Hosting	Hosting	Chrysalis	crypto	ITS	Chrysalis ITS 3 Dock Top Level
Hosting	Hosting	Chrysalis	crypto	ITS	Chrysalis ITS 3 Dock Top Level
Hosting	Hosting	Chrysalis	crypto	ITS	Chrysalis ITS 3 Dock Top Level
Hosting	Hosting	Chrysalis	crypto	Litronix	Chrysalis ITS 3 Card Reader
Hosting	Hosting	Chrysalis	ped	PED	Chrysalis ITS 3 Card Reader
Hosting	Hosting	Chrysalis	crypto	Litronix	Chrysalis ITS 3 Card Reader
Hosting	Hosting	Chrysalis	crypto	Litronix	Chrysalis ITS 3 Card Reader
Hosting	Hosting	Compaq	Server	DL380	d024dnk1q367
Hosting	Hosting	Cisco	network	10/100	DiData Inv 10443
Hosting	Hosting	Cisco	network	10/100	DiData Inv 10443
Hosting	Hosting	Cisco	network	10/100	DiData Inv 10443
Hosting	Hosting	Cisco	network	10/100	DiData Inv 10443
Hosting	Hosting	Compaq	Server	DL380	d023dkn1q784
Customization	Hosting	SUN	server	Ultra10	FW84420189
Customization	Hosting	SUN	server	Ultra10	FW84250218
Customization	Hosting	SUN	server	Ultra10	FW8420188
Customization	Hosting	SUN	server	Ultra10	FW82556620
Customization	Hosting	SUN	server	Ultra10	FW84720667
Customization	Hosting	SUN	server	Ultra1	709F036
Customization	Hosting	SUN	server	Ultra5	FW83139373
Customization	Hosting	SUN	server	Ultra5	FW94150054
Customization	Hosting	SUN	server	Ultra10	FW83240954

Exhibits

Execution Copy

Customization	Hosting	SUN	server	Ultra10	FW84250210
Customization	Hosting	SUN	server	Ultra2	849F2881
Customization	Hosting	SUN	server	Sparc	613F2287
Customization	Hosting	SUN	server	Ultra10	FW84250117
Customization	Hosting	SUN	server	Ultra10	FW82237227
Customization	Hosting	MICRON	pc	MILLENNIA	9223253-0001
Customization	Hosting	MICRON	pc	CLIENTPRO	1401902-0003
Customization	Hosting	Clariion	disk	array	MS1018462900
Customization	Hosting	SUN	server	E250	942H3630
Customization	Hosting	HP	monitor	A4575A	JP01015934
Customization	Hosting	HP	monitor	A4575A	JP01015985
Customization	Hosting	HP	monitor	A4575A	JP02117215
Customization	Hosting	HP	monitor	A4575A	JP01022366
Customization	Hosting	Cisco	network	2514	251130622
Customization	Hosting	BLACKBOX	MULTIEXP	AA0050174
Customization	Hosting	BLACKBOX	MULTIEXP	AA0047788
A. Rajan	Hosting	SUN	server	Ultra5	SFW94150010
D. Desrochers	Hosting	DELL	pc	4100	DWLHG01
D. Desrochers	Hosting	HP	monitor	A4575A	JP81109728
D. Desrochers	Hosting	SUN	server	Ultra10	FW83240941
D. Desrochers	Hosting	SUN	monitor	19” LM751U	9804KE0126
D. Desrochers	Hosting	SUN	server	Ultra10	FW84720692
D. Desrochers	Hosting	SUN	server	Ultra10	FW83240929
J. Burham	Hosting	DELL	pc	4100	B2LHG01
hosting	Hosting	Sun	monitor	19” monitor	9609GI2112
hosting	Hosting	Sun	server	Ultra1	717F0849
hosting	Hosting	Sun	server	Netra	HL11020234
hosting	Hosting	Chrysalis	crypto	ITS	1002169
hosting	Hosting	Sun	server	NetraT1	038C1855
hosting	Hosting	Sun	server	Ultra1	717F0727
hosting	Hosting	Sun	server	Ultra2	723F1001
hosting	Hosting	Sun	server	Ultra10	FW83240923
hosting	Hosting	Sun	monitor	19” monitor	9835ke1956
J.Desousa	Hosting	Compaq	pc	Deskpro	6025dkzzd475
N.Moscone	Hosting	sun	server	Ultra2	839f21b6
N.Moscone	Hosting	sun	server	Ultra2	N/A
N.Moscone	Hosting	sun	monitor	19” monitor	na
hosting	Hosting	ravlin	network	7150	93244100009
hosting	Hosting	cisco	network	2514	250271053
hosting	Hosting	cisco	network	2514	25990711
hosting	Hosting	Compaq	pc	deskpro	6025dkzzd252
hosting	Hosting	Compaq	server	1600	d949c8d1k205
N.Moscone	Hosting	dell	pc	gx200	na
M.Rioux	Hosting	Sun	monitor	19” monitor	9752kh2960
M.Rioux	Hosting	Sun	server	Ultra2	851f39bb
T.Dowling	Hosting	Sun	monitor	19” monitor	9815kh1631
T.Dowling	Hosting	Sun	server	Ultra5	FW94220248
T.Dowling	Hosting	Compaq	laptop	amarda	1j91cbw4e258
hosting	Hosting	Sun	server	Ultra2	821fcd2c
hosting	Hosting	Sun	server	Ultra2	706f06f2
hosting	Hosting	Sun	server	Ultra1	717f0803

Exhibits

Execution Copy

hosting	Hosting	Sun	server	Ultra1	710f0e41
hosting	Hosting	Chrysalis	crypto	ITS	1002191
hosting	Hosting	Sun	disk	array	713g5040
hosting	Hosting	Sun	server	Ultra2	839f2887
G.Roux	Hosting	Moesler	safe	2-drawer
G.Roux	Hosting	Compaq	pc	deskpro	68811br32e973
hosting	Hosting	cisco	network	3000	cmn824ocra
hosting	Hosting	cisco	network	2514	250376552
hosting	Hosting	compaq	pc	deskpro	6743bq55q377
hosting	Hosting	nec	monitor	19” monitor	8925983ne
hosting	Hosting	sun	monitor	19” monitor	9515fr100
hosting	Hosting	sun	server	Ultra2	809fc192
hosting	Hosting	sun	monitor	19” monitor	950fc1046
hosting	Hosting	sun	server	e250	931h2b8b
hosting	Hosting	nec	monitor	19” monitor	8x01052ne
hosting	Hosting	dell	pc	gx200	7y2p601
hosting	Hosting	Ncipher	crypto	nshield	01-531410
hosting	Hosting	nec	monitor	19” monitor	8925768ne
hosting	Hosting	compaq	server	DL380	d024dnk1q346
hosting	Hosting	DELL	pc	gx1	hkzpv
hosting	Hosting	Ncipher	crypto	nshield	01-531175
hosting	Hosting	Belkin	matrix	3005120740
hosting	Hosting	Clariion	disk	array	96663356
hosting	Hosting	Clariion	disk	array	299300335
support room	Hosting	sun	monitor	19” monitor	9846kn2548
support room	Hosting	Compaq	server	1600R	d822bqv10034
support room	Hosting	dell	server	300sc	na
support room	Hosting	sun	server	e220	amex owned ??
support room	hosting	sun	server	e220	amex owned ??
support room	Hosting	na	rack	19” rack
support room	Hosting	na	rack	19” rack
support room	Hosting	trak	gps	8821	316
support room	Hosting	Compaq	pc	Deskpro	6841bvfzj490
support room	Hosting	Compaq	pc	Deskpro	6912ccl6b064
support room	Hosting	microlan	pc	pc	mlp1336091901
support room	Hosting	microlan	pc	pc	mlp1336061301
support room	Hosting	mosler	safe	2-drawer	8120513
support room	Hosting	mosler	safe	2-drawer	8120512
support room	Hosting	mosler	safe	2-drawer	2550614
support room	Hosting	mosler	safe	4-drawer	2560047
online room	hosting	sun	server	Ultra10	FW83830065
online room	Hosting	sun	monitor	19” monitor	9609gi2111
online room	Hosting	sun	monitor	19” monitor	9509gi6774
online room	Hosting	Ncipher	crypto	nshield	01-530112
online room	Hosting	mosler	safe	4-drawer	2560497
online room	Hosting	mosler	safe	4-drawer	2560606
online room	Hosting	mosler	safe	4-drawer	2560079
online room	Hosting	mosler	safe	2-drawer	2250149
online room	Hosting	mosler	safe	2-drawer	2250169
online room	Hosting	Compaq	server	740	d908chm10009
online room	Hosting	sun	monitor	19” monitor	9737gi5394

Exhibits

Execution Copy

online room	Hosting	chrysalis	ped	lunaped	615
online room	Hosting	Chrysalis	crypto	ITS	1001940
PartnerForum	Hosting	mosler	safe	2-drawer	2250142
PartnerForum	Hosting	sun	monitor	19” monitor	973gi0217
PartnerForum	Hosting	baltimore	keyper	sureware	j2213
PartnerForum	Hosting	Compaq	rack	19” rack
PartnerForum	Hosting	unknown	rack	19” rack
PartnerForum	Hosting	nfr	network	nid310
PartnerForum	Hosting	nfr	network	nid310
PartnerForum	Hosting	nfr	network	nid310
PartnerForum	Hosting	dell	server	gx200	3dj2m01 (pf-www00)
PartnerForum	Hosting	dell	server	gx200	brg5501 (nfr admin)
PartnerForum	Hosting	sun	server	sparc5	548f0277 (offline)
PartnerForum	Hosting	sun	server	ultra10	fw83240943
PartnerForum	Hosting	sun	server	ultra1	709f0500
PartnerForum	Hosting	sun	server	ultra5	fw92341101
PartnerForum	Hosting	sun	server	ultra5	fw82442688
PartnerForum	Hosting	Sun	server	ultra5	fw82943110
PartnerForum	Hosting	sun	server	ultra10	fw84310467
PartnerForum	Hosting	sun	server	ultra2	O40t2139
PartnerForum	hosting	Chrysalis	crypto	its	1001896
PartnerForum	Hosting	sun	server	ultra5	fw84240097
PartnerForum	Hosting	blackbox	serverswitch	9810228167
COE	Hosting	sun	server	ultra2	040t2114
COE	Hosting	sun	server	ultra1	640f0347
COE	Hosting	sun	monitor	19” monitor	9545gi6675
COE	Hosting	sun	server	ultra1	642f0790
COE	Hosting	Sun	server	sparc20	613f1745
COE	Hosting	sun	server	sparc20	613f1749
COE	Hosting	sun	server	ultra2	828f262a
COE	Hosting	sun	server	ultra2	741fc807
COE	Hosting	cisco	network	2514	250708601
COE	hosting	cisco	network	2514	251297389
COE	Hosting	cisco	network	3000	10100379
COE	Hosting	cisco	network	3000	10201792
COE	Hosting	cray	network	t1-csu	na
COE	Hosting	cray	network	t1-csu	na
COE	hosting	sun	server	ultra2	711f04e2
COE	Hosting	Compaq	laptop	7400	7946ch810377
COE	Hosting	trak	gps	8812	315
COE	Hosting	trak	gps	8812	319
MC	Hosting	sun	monitor	19” monitor	9638gi4258
MC	Hosting	Sun	server	e250	031h5030
MC	Hosting	sun	tape	dlt	847c0208
MC	Hosting	sun	server	ultra2	848f2916
MC	Hosting	sun	tape	dlt	850c0114
MC	Hosting	sun	monitor	19” monitor	9329FC2137
MC	Hosting	mosler	safe	2-drawer	2250170
MC	hosting	clariion	disk	array	9736758
hosting	Hosting	baltimore	keyper	sureware	2038
hosting	Hosting	baltimore	keyper	sureware	2263

Exhibits

Execution Copy

hosting	Hosting	baltimore	keyper	sureware	2148
mc-offline	Hosting	sun	monitor	19” monitor	9609gi2117
mc-offline	Hosting	sun	server	ultra10	fw84930143
mc-offline	Hosting	sun	monitor	19” monitor	95o6fc4075
mc-offline	Hosting	sun	server	sparc5	613f2018
mc-offline	Hosting	sun	server	sparc20	423f1678
mc-offline	hosting	mosler	safe	2-drawer	2250167
online room	Hosting	mosler	safe	2-drawer	8120505
online room	Hosting	mosler	safe	2-drawer	22501165
online room	Hosting	sun	monitor	19” monitor	9738gi0216
online room	Hosting	sun	monitor	19” monitor	9709gi1301
online room	Hosting	sun	tape	dlt	918c2934
online room	Hosting	Compaq	pc	Deskpro	6912ccl68304
online room	Hosting	atl	tape	p3000	903ba10132
online room	Hosting	mti	disk	array	9736-8047
online room	Hosting	sun	server	e450	929h2b22
online room	Hosting	clariion	disk	array	114356-0111 (disk cabinet)
online room	Hosting	sun	tape	dlt	918c2925
online room	Hosting	sun	server	ultra2	828f2887
online room	Hosting	sun	server	ultra2	849f2887
online room	Hosting	sun	tape	dlt	849c1254
online room	Hosting	sun	tape	dlt	847c0193
online room	Hosting	sun	tape	dlt	918c2923
online room	Hosting	sun	server	ultra2	821fd223
online room	Hosting	sun	tape	dlt	847c0202
online room	Hosting	sun	server	ultra2	919h2459
online room	Hosting	sun	server	ultra2	839f21e4
online room	Hosting	sun	tape	dlt	847c0208
online room	Hosting	sun	server	ultra2	847f3336
online room	Hosting	sun	server	e250	942h362v
online room	Hosting	sun	tape	dlt	847c0207
online room	Hosting	sun	server	ultra2	849f2878
online room	Hosting	sun	tape	dlt	847c0194
online room	Hosting	clariion	disk	array	9739036
online room	Hosting	clariion	disk	array	9663397
online room	Hosting	clariion	disk	array	9719816
online room	Hosting	clariion	disk	array	9738195
online room	Hosting	clariion	disk	array	9898578
online room	Hosting	clariion	disk	array	na
online room	Hosting	amco	rack	19”Rack
online room	Hosting	amco	rack	19”Rack
online room	Hosting	amco	rack	19”Rack
online room	Hosting	amco	rack	19”Rack
online room	Hosting	amco	rack	19”Rack
online room	Hosting	amco	rack	19”Rack
online room	Hosting	blackbox	serverswitch	9904-302999
online room	Hosting	Compaq	server	DL380	d023dkn1r257
online room	Hosting	Compaq	server	DL380	d018dnk1k707
online room	Hosting	Compaq	server	DL380	d018dnk1k186
online room	Hosting	Compaq	server	DL380	d023dkn1k951
online room	Hosting	Compaq	rack	19” rack

Exhibits

Execution Copy

online room	Hosting	sun	server	e220	0044h388a
online room	Hosting	sun	server	e220	035h4736
online room	Hosting	mag	monitor	19” monitor	mh4306018921
online room	Hosting	amco	rack	19” Rack
online room	Hosting	Compaq	server	DL380	d023dkn1q918
online room	Hosting	baltimore	keyper	sureware	j2294
online room	Hosting	Chrysalis	crypto	nshield	na
online room	Hosting	Compaq	rack	19” rack
online room	Hosting	Compaq	rack	19” rack
online room	Hosting	sun	monitor	19” monitor	9846ka2439
online room	Hosting	sun	server	ultra10	fw92460468
online room	Hosting	sun	server	sparc5	613f1fe4
online room	Hosting	sun	server	ultra2	040t2129
online room	Hosting	blackbox	serverswitch	0011-412154
online room	Hosting	sun	server	ultra2	041t2010
online room	Hosting	sun	server	ultra10	fw84730436
online room	Hosting	sun	server	sparc5	626f0be1
online room	Hosting	sun	server	ultra2	919h2448
online room	Hosting	sun	monitor	19” monitor	946kn2547
online room	Hosting	sun	server	ultra2	741fc806
hosting	Hosting	dell	pc	gx200	c4pm601
hosting	Hosting	chrysalis	ped	lunaped	366
hosting	Hosting	sun	server	sparc5	613f16d8
dead	Hosting	sun	server	sparc20	613f1b53
dead	hosting	sun	server	sparc10	318f039
dead	hosting	sun	server	sparc10	306f0535
dead	hosting	sun	server	sparc5	613f2007
dead	Hosting	sun	server	sparc5	613f209
dead	Hosting	sun	server	sparc5	na
dead	Hosting	sun	server	sparc5	548f028f
dead	Hosting	sun	server	sparc5	643f164c
dead	Hosting	sun	server	sparc5	714a0487
dead	Hosting	sun	server	sparc5	708m2340
dead	Hosting	sun	server	sparc5	642f0fd0
dead	Hosting	sun	server	sparc5	613f2018
dead	Hosting	sun	server	sparc5	738c1347
dead	Hosting	sun	server	sparc5	613f2023
dead	Hosting	sun	server	sparc5	513f1fe1
dead	Hosting	sun	server	sparc5	613f2286
dead	Hosting	sun	server	sparc5	641f0400
dead	Hosting	sun	server	sparc5	613f1e4a
hosting	Hosting	clariion	disk array	dt9636
hosting	Hosting	clariion	disk	disk array	113186-0020
hosting	Hosting	clariion	disk	disk array	9736750
hosting	Hosting	clariion	disk array	dt9622
hosting	Hosting	clariion	disk array	na
hosting	Hosting	clariion	disk array	na
hosting	hosting	clariion	disk array	na
hosting	Hosting	baltimore	keyper	sureware	na
hosting	Hosting	quantum	tape	dlt2500
hosting	Hosting	quantum	tape	dlt2500

Exhibits

Execution Copy

hosting	Hosting	quantum	tape	dlt2500
hosting	Hosting	quantum	tape	dlt2500
hosting	Hosting	idacom	test equip	x25 tester	01-0260
hosting	Hosting	quantum	tape	dlt2500
hosting	Hosting	sun	tape	dds3
hosting	Hosting	sun	tape	dlt
hosting	Hosting	sun	monitor	21” Monitor	9846kn2584
hosting	Hosting	sun	monitor	21” Monitor	9849kn1026
hosting	Hosting	clariion	disk	disk array	9736751
hosting	Hosting	Compaq	server	dl380	d024dkn1p709
hosting	Hosting	Compaq	server	dl380	d024dnk1l916
hosting	Hosting	Compaq	server	dl380	d024dkn1q353
hosting	Hosting	Compaq	server	dl380	d024dkn1p264
Hosting	Hosting	Sun	Server	T1-Netra	HF13528599
hosting	Hosting	Compaq	laptop	Armada 4220T	A01224
Dublin	Hosting	Compaq	Server	DL380	8048FD511015
Dublin	Hosting	Compaq	server	DL380	8045FD511137
Dublin	Hosting	baltimore	crypto	SWK	J2316
Dublin	Hosting	baltimore	crypto	SWK	J2099
Dublin	Hosting	baltimore	crypto	SWK	Nokia equipment in Dublin

Exhibits

Execution Copy

SCHEDULE 3(C)

NON CONTRAVENTION

1.	Agreements requiring consent:

AMEX – Amended and Restated Master Agreement for Electronic Commerce dated September 23, 1999 as modified by Amendment No. 2 dated June 10, 2002 and Amendment No. 3 dated December 17, 2002.

Mastercard International – Agreement dated February 10, 1997, as amended and supplemented, and all related agreements

State Street – Agreement dated July 31, 2001.

Trigon BC/BS (Anthem) – Agreement dated June 28, 1999 and Master Professional Services Agreement dated June 13, 2003.

Verizon (Bell Atlantic) – Agreement dated August, 1999.

Ruesch International – Agreement dated February 5, 1999.

Merrill Lynch – Agreement dated September 3, 1999.

Nokia – Root Key and Hosting Services Agreement dated November 1, 2000

Exhibits

Execution Copy

SCHEDULE 3(H)

FINANCIAL INFORMATION

	Hosting Revenue YTD
Customer Name	Jan	Feb	Mar	April	May	June	Grand Total Hosting

Akamai**	$945	$6,510	$630	$4,410	$2,065	$630	$15,190
ADOBE SYSTEMS INC	$375	$400	$400	$400	$400		$1,976
American Express
American Express Snowstorm	$6,738	$6,738	$6,738	$6,738	$6,738	$(16,363)	$17,325
AMERICAN EXPRESS TRAVEL RS	$11,946	$12,346	$12,946	$9,946	$9,946		$57,129
American Express-U.K.	$2,008	$2,008	$2,008	$2,672	$2,672	$(640)	$10,727
Atrion Networking	$643	$643	$643	$2,070	$1,751	$876	$6,626
BANC ONE		$1,100	$2,200	$1,100	$1,100		$5,500
CIGNA	$9,698	$9,698	$9,698	$9,698	$9,698	$9,698	$58,187
Crosshair Technologies	$770	$770	$770	$770	$770	$770	$4,620
GTE DATA SERVICES INC	$385	$385	$385	$385	$385	$385	$2,310
GTE INTERNETWORKING SERVICES
GTE TSI	$4,327	$4,327	$115	$115	$115	$115	$9,115
Ingenix			$2,040	$2,040	$2,040	$(2,040)	$4,080
ITT SHERATON			$1,799	$360	$360	$360	$2,878
MASTERCARD INTERNATIONAL INC	$30,485	$29,714	$15,069	$21,197	$21,197	$5,974	$123,636
MasterCard International Incorporat	$2,531	$2,531	$2,531	$2,531	$2,531	$(126)	$12,531
MERRILL LYNCH	$1,942	$20,142	$1,542	$1,942	$1,942	$1,942	$29,450
RUESCH INTERNATIONAL	$1,897	$1,897	$1,897	$1,897	$1,897	$1,897	$11,384
Orange SA-Service Compatabille			$45,000				$45,000
State Street Bank and Trust Company	$6,733	$6,733	$6,733	$6,733	$6,733	$6,733	$40,400
SWISSCOM AG BERN	$2,536	$845	$845	$845	$845	$845	$6,762
Texas Department of Transportation	$1,829	$1,829	$1,829	$1,829	$1,829	$1,829	$10,973
THE DREYFUS CORPORATION	$1,059	$1,059	$1,059	$1,059	$1,059	$1,059	$6,353
TRIGON BLUE CROSS BLUE SHIELD	$2,742		$11,000	$5,500	$5,500	$5,500	$30,242
Verizon	$2,579	$2,579	$2,579	$578	$578	$578	$9,469
GTE WIRELESS OF THE SOUTH INC	$2,310	$2,310	$2,310	$2,310	$2,310	$2,310	$13,860
Dictaphone						$1,176	$1,176
Banexco Banco Universal	$748						$748
Banco Mercantil	$2,701	$2,701	$2,701	$2,701	$2,701	$2,701	$16,209
Verizon VPN	$—	$—	$—	$—	$—	$—
	$96,981	$110,755	$89,837	$85,416	$90,748	$37,675	$553,856

Customer Name	Certificate Revenue	Consulting Revenue	Program Management	Support Revenue	Grant Total

Akamai**					$15,190
ADOBE SYSTEMS INC				$6,615	$8,591
American Express	$26,250				$26,250
American Express Snowstorm	$1,331			$5,175	$23,831
AMERICAN EXPRESS TRAVEL RS	$160,243			$14,854	$232,227
American Express-U.K.	$29,892			$3,977	$44,596
Atrion Networking				$16,301	$22,928
BANC ONE	$18,750			$3,850	$28,100
CIGNA				$86,835	$145,022
Crosshair Technologies				$1,380	$6,000
GTE DATA SERVICES INC				$690	$3,000
GTE INTERNETWORKING SERVICES				$14,400	$14,400
GTE TSI				$3,890	$13,006
Ingenix				$9,791	$13,871
ITT SHERATON					$2,878
MASTERCARD INTERNATIONAL INC	$143,292		$25,664	$22,254	$314,846
MasterCard International Incorporat				$3,744	$16,275
MERRILL LYNCH		$5,000		$500	$34,950
RUESCH INTERNATIONAL				$3,400	$14,784
Orange SA-Service Compatabille					$45,000
State Street Bank and Trust Company				$7,587	$47,988
SWISSCOM AG BERN				$22,638	$29,400
Texas Department of Transportation				$3,278	$14,250
THE DREYFUS CORPORATION				$1,898	$8,250
TRIGON BLUE CROSS BLUE SHIELD		$7,500			$37,742
Verizon				$2,492	$11,961
GTE WIRELESS OF THE SOUTH INC				$4,140	$18,000
Dictaphone				$351	$1,528
Banexco Banco Universal				$623	$1,371
Banco Mercantil				$4,842	$21,050
Verizon VPN		$25,000			$25,000
	$379,758	$37,500	$25,664	$245,505	$1,242,284

Exhibits

Execution Copy

	Period
Customer Name	Jan	Feb	Mar	April	May	June	July	August	Sept	Oct

Akamai
ADOBE SYSTEMS INC	$1,283	$1,283	$1,283	$1,283		$2,567	$1,283	$1,283	$1,283	$1,283
American Express	$100
American Express Snowstorm									$—	$3,850
AMERICAN EXPRESS TRAVEL RS	$4,504	$37,729	$21,216	$21,416	$21,073	$20,352	$20,752	$40,252	$59,752	$18,566
American Express-U.K.		$2,567	$1,283	$1,283	$1,283	$3,940	$15	$2,008	$2,008	$2,008
ATM Technology Solutions & Security	$5,000	$7,258	$5,000	$5,000	$5,000	$(14,830)
Atrion Networking	$2,501	$2,501	$2,501	$2,501	$3,787	$3,144	$3,144	$3,144	$3,144	$3,144
Bankone
Banksys SA	$192	$192	$192	$192	$192	$192	$167
Bell Atlantic Data Solutions Group
CIGNA	$7,467	$7,467	$7,467	$7,467	$7,467	$7,467	$7,467	$7,467	$7,467	$23,467
CITIBANK		$9,240	$3,080	$3,080	$3,080	$3,080	$3,080	$3,080	$3,080	$3,080
Crosshair Technologies	$770	$770	$770	$770	$770	$770	$770	$770	$770	$770
General Dynamics GSC	$960	$960	$960	$832
GTE DATA SERVICES INC	$385	$385	$385	$385	$385	$385	$385	$385	$385	$385
GTE INTERNETWORKING SERVICES	$2,400	$2,400	$2,400	$2,400	$2,400	$2,400	$2,400	$2,400	$2,400	$2,400
GTE TSI	$3,608	$3,608	$4,327	$4,327	$4,327	$4,327	$4,327	$4,327	$4,327	$4,327
Ingenix			$67,667	$6,333	$6,333	$34,556	$3,444	$(6,333)	$6,333	$0
ITT SHERATON	$342	$342	$342	$342	$342	$342	$342	$342	$342	$342

LOCKHEED MARTIN CORP	$3,208	$3,208	$3,208	$3,208	$25,667
MASTERCARD INTERNATIONAL INC	$42,257	$47,800	$32,956	$44,022	$45,563	$29,195	$35,315	$17,330	$22,741	$24,317
MasterCard International Incorporat	$2,531	$2,531	$2,531	$2,531	$2,531	$2,531	$2,531	$2,531	$2,531	$2,531
MERRILL LYNCH	$275	$275	$275	$275	$275	$275	$275	$275	$275
Register.com
RUESCH INTERNATIONAL	$2,156	$2,156	$2,156	$2,156	$2,156	$2,156	$2,156	$2,156	$2,156	$2,156
State Street Bank and Trust Company	$(6,613)	$—	$21,738	$3,333	$3,333	$33,043	$3,333	$3,333	$3,333	$4,233
SWISSCOM AG BERN	$2,695	$2,695	$2,695	$2,695	$2,695	$2,695	$2,695	$2,695	$2,695	$2,695
Texas Department of Transportation	$1,829	$1,829	$1,829	$1,829	$1,829	$1,829	$1,829	$1,829	$1,829	$1,829
THE DREYFUS CORPORATION	$963	$963	$963	$963	$963	$963	$963	$963	$963	$1,059
TRIGON BLUE CROSS BLUE SHIELD	$1,283	$1,283	$1,283	$1,283	$1,283	$1,283	$1,283	$1,283	$1,283	$1,283
USDatacenters	$5,775	$5,775	$(11,550)
Verizon	$2,454	$2,454	$2,454	$2,579	$2,579	$2,579	$2,579	$2,579	$2,579	$2,579
Verizon Data Services-GTE EIPS	$1,375	$1,375	$4,235	$4,235
Virtual Purchase Card	$3,849	$3,849	$3,849	$3,849	$3,849	$3,849	$3,849	$3,849	$3,849	$3,477
GTE WIRELESS OF THE SOUTH INC										$671
Bristol Myers Squibb	$—	$1,005	$1,070	$1,005
Banexco Banco Universal
Banco Mercantil
	$93,551	$153,900	$188,566	$131,576	$149,163	$149,089	$104,386	$97,948	$135,525	$110,451

Customer Name	NOV	DEC	HostingTotal	Certificate	Consultancy	program Management	PS	global support	Grand Total

Akamai	$875	$5,250		$6,125					$6,125.00
ADOBE SYSTEMS INC	$1,283	$1,283	$15,400					$4,600	$19,999.98
American Express			$100	$31,650					$31,749.98
American Express Snowstorm	$3,850	$3,850	$11,550	$26,258				$3,450	$41,258.00
AMERICAN EXPRESS TRAVEL RS	$16,113	$16,513	$298,238	$534,164	$4,800	$7,000		$56,765	$900,967.27
American Express-U.K.	$2,008	$2,008	$20,411	$233,119	$8,900	$2,200		$6,097	$270,727.13
ATM Technology Solutions & Security			$12,428		$(14,000)			$1,572	$0.06
Atrion Networking	$3,144	$1,772	$34,427					$9,088	$43,514.55
Bankone								$20,980	$20,980.00
Banksys SA			$1,319					$394	$1,713.13
Bell Atlantic Data Solutions Group								$1,950	$1,950.00
CIGNA	$7,467	$7,467	$105,609					$204,754	$310,362.69
CITIBANK			$33,880	$(2,209)				$10,120	$41,791.00
Crosshair Technologies	$770	$770	$9,240					$2,760	$12,000.00
General Dynamics GSC			$3,711					$1,566	$5,277.39
GTE DATA SERVICES INC	$385	$385	$4,620	$4,099				$1,380	$10,099.00
GTE INTERNETWORKING SERVICES	$2,400	$2,400	$28,800	$438					$29,238.00
GTE TSI	$4,327	$4,327	$50,487		$10,000			$13,647	$74,133.70
Ingenix	$(6,333)		$112,000		$1,250	$68,550		$5,345	$187,145.00
ITT SHERATON			$3,417						$3,416.66
LOCKHEED MARTIN CORP			$38,500					$50,996	$89,496.00
MASTERCARD INTERNATIONAL INC	$41,161	$23,933	$406,590	$474,570		$84,368		$89,330	$1,054,858.24
MasterCard International Incorporat	$2,531	$2,531	$30,377					$9,073	$39,450.00
MERRILL LYNCH		$5,825	$8,300	$17,500				$1,000	$26,800.01
Register.com				$23,202
RUESCH INTERNATIONAL	$2,156	$2,156	$25,872	$30,000				$7,728	$63,600.00
State Street Bank and Trust Company	$4,233	$11,733	$85,036		$(24,163)		$27,300	$18,847	$107,020.09
SWISSCOM AG BERN			$26,950					$8,050	$35,000.00
Texas Department of Transportation	$1,829	$1,829	$21,945					$6,555	$28,500.00
THE DREYFUS CORPORATION	$1,059	$1,059	$11,839	$10,000				$3,536	$25,374.75
TRIGON BLUE CROSS BLUE SHIELD	$1,283	$1,283	$15,400	$29,750	$34,500			$4,600	$84,250.00
USDatacenters			$—						$—
Verizon	$2,579	$2,579	$30,571					$7,787	$38,357.66
Verizon Data Services-GTE EIPS			$11,220	$999				$2,530	$14,749.00
Virtual Purchase Card			$38,118					$41,387	$79,504.98
GTE WIRELESS OF THE SOUTH INC	$2,310	$2,310	$5,291	$375				$1,580	$7,245.65
Bristol Myers Squibb			$3,080					$920	$4,000.00
Banexco Banco Universal		$2,593	$2,593					$2,161	$4,753.79
Banco Mercantil		$8,645	$8,645					$2,582	$11,226.54
	$94,555	$107,252	$1,515,962	$1,420,040	$21,287	$162,118	$27,300	$603,130	$3,749,837.25

Exhibits

Execution Copy

SCHEDULE 3(I)

CUSTOMER CONTRACTS

Those written customer agreements made available to the Buyer with the following entities:

Adobe — Agreement dated September 30, 1999.

Akamai – Express Certificate Service Agreement dated October 10, 2002.

AMEX – Amended and Restated Master Agreement for Electronic Commerce dated September 23, 1999 as modified by Amendment No. 2 dated June 10, 2002 and Amendment No. 3 dated December 17, 2002.

Atrion Networking – Express Certificate Service Agreement dated December 16, 2001 as modified by Amendment dated April 1, 2002.

Banc One – Agreement dated March 24, 2000.

Banco Mercantile – Master Agreement dated September 25, 2002

Banesco – Master Agreement dates October 1, 2002

CIGNA – Master Agreement for Baltimore Services dated December 19, 2000 and the related License and Maintenance and Support Agreements.

Crosshair Technologies – Agreement dated November 17, 2000.

Dictaphone – Agreement dated March 18, 2003.

Dreyfus – Enterprise Access License Agreement dated December 18, 1998

GTE Data Services – Agreement dated September 22, 1998 as modified by Amendment dated May 14, 2001.

GTE Internetworking – Agreement dated March 1, 1998.

GTE TSI – Agreement dated March 8, 2000.

GTE Wireless – Agreement dated October 23, 1998.

Ingenix – Agreements dated September 25, 2001 and November 1, 2001.

ITT Sheraton (Starwood) – Agreement dated October 10, 2001.

Mastercard International – Agreement dated February 10, 1997, as amended and supplemented, and all related agreements

Exhibits

Execution Copy

Merrill Lynch – Agreement dated September 3, 1999.

Nokia – Root Key and Hosting Services Agreement dated November 1, 2000

Orange SA – Express Service Agreement dated November 21, 2002

Ruesch International – Agreement dated February 5, 1999.

State Street – Agreement dated July 31, 2001.

Swisscom – March 24, 1998

Texas DOT – Agreement dated March 15, 2000.

Trigon BC/BS (Anthem) – Agreement dated June 28, 1999 and Master Professional Services Agreement dated June 13, 2003.

Verizon (Bell Atlantic) – Agreement dated August, 1999.

Exhibits

Execution Copy

SCHEDULE 3(J)

INCLUDED LICENSES AND MAINTENANCE AGREEMENTS

Those license agreements with the entities listed under the heading “Vendor” related to the products listed under the heading “Product” and the ongoing maintenance and support agreements related thereto:

Vendor	Product

Cisco	IOS
Chrysalis	Luna CA 3
Ncipher	Nsafe
Checkpoint	Firewall-1
NFR	IDS
EMC	Legato
HP	OpenView
RSA	SecurID
NSI	DoubleTake
Tripwire	Tripwire
Spyrus	Lynx
Baltimore	Unicert
Baltimore	Select Access
Baltimore	CMS
Baltmore	SureWare Keyper
Baltimore	MBB
Oracle	Oracle
MicroSoft	NT4.0 Server
MicroSoft	Win2K Server
StoneSoft	Stone Beat
Sun	Solaris
Sun	Iplanet
perforce
clear case
clear quest

Exhibits

Execution Copy

SCHEDULE 3(K)

LITIGATION

None

Exhibits

Execution Copy

Schedule 5(f)

BUSINESS EMPLOYEES

1.	Breed, Jeff
2.	Ells, Tim
3.	Hoffman, Morton
4.	Cairns, Geoffrey
5.	Garst, Jennifer A.
6.	Desousa, Jose
7.	Dowling, Tina
8.	Moscone, Nicholas H.
9.	Rajan, Ashok
10.	Raygorodsky, Vladimir
11.	Richters, Eriks
12.	Rioux, Marc
13.	Roux, Germaine
14.	Burnham, John
15.	Desrochers, David
16.	Vieira, Kathleen